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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

    The following is a list of the Registrant and its subsidiaries at December 31, 1995, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary. Unless otherwise indicated, 100 percent of the voting securities of each subsidiary is owned by its immediate parent. Multiple levels of subsidiary relationship are reflected by indentation.

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                                                                   JURISDICTION OF
NAME                                                                INCORPORATION
----                                                               ---------------
Occidental Petroleum Corporation                                   Delaware
  MidCon Corp.                                                     Delaware
    MidCon Gas Services Corp.                                      Delaware
      MidCon Exploration Company                                   Illinois
      MidCon Texas Gas Services Corp.                              Delaware
      MidCon Texas Pipeline Corp.                                  Delaware
        MidCon NGL Corp.                                           Delaware
        Palo Duro Pipeline Company, Inc.                           Delaware
    Natural Gas Pipeline Company of America                        Delaware
      NGPL-Canyon Compression Co.                                  Delaware
      NGPL Offshore Company                                        Delaware
      NGPL-Trailblazer Inc.                                        Delaware
  Occidental Petroleum Investment Co.                              California
    Glenn Springs Holdings, Inc.                                   Delaware
    Occidental Chemical Holding Corporation                        California
      Occidental Chemical Europe, S.A.                             Belgium
      Occidental Quimica do Brasil Ltda.                           Brazil
        Vulcan Material Plastico S.A.                              Brazil
      Oxy Chemical Corporation                                     California
        Occidental Chemical International, Inc.                    California
          Oxychem (Canada), Inc.                                   Canada
        Oxy CH Corporation                                         California
          Occidental Chemical Corporation                          New York
            B & D Cogen Funding Corp.                              Delaware
            Interore Corporation                                   Delaware
            Occidental Chemical Chile S.A.I.(a)                    Chile
          Occidental Tower Corporation                             Delaware
          Oxy Petrochemicals Inc.                                  Delaware
          Oxy VCM Corporation                                      Delaware
          PDG Chemical Inc.                                        Delaware
    Occidental Oil and Gas Corporation                             California
      Exeter Drilling Company                                      Nevada
      MidCon Exploration Company                                   Delaware
      Occidental Crude Sales, Inc.                                 Delaware
        Occidental Crude Sales, Inc. (International)               Delaware
      Occidental International Exploration and Production
       Company                                                     California
        Compania Occidental de Hidrocarburos, Inc.                 California
        Occidental Congo, Inc.                                     Delaware
        Occidental of Oman, Inc.                                   Liberia
        Occidental of the Republic of Komi, Inc.                   Delaware
        Occidental of Russia Ltd.                                  Bermuda
        Occidental Peninsula, Inc.                                 Delaware

                                                          (Continued on next page)
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
                                                                   JURISDICTION OF
NAME                                                                INCORPORATION
----                                                               ---------------
Occidental Petroleum Corporation (Continued)
  Occidental Petroleum Investment Co. (Continued)
    Occidental Oil and Gas Corporation (Continued)
      Occidental International Exploration and Production
       Company (Continued)
        Occidental Peruana, Inc.                                   California
        Occidental Petroleum (Malaysia) Ltd.                       Bermuda
        Occidental Petroleum of Qatar Ltd.                         Bermuda
        Occidental Petroleum (Pakistan), Inc.                      Delaware
        Occidental Petroleum (South America), Inc.(b)              Delaware
          Occidental Exploration and Production Company            California
        Occidental Philippines, Inc.                               California
        Repsol Occidental Corporation(c)                           Delaware
          Occidental de Colombia, Inc.                             Delaware
      OXY USA Inc.                                                 Delaware
    Occidental Receivables, Inc.                                   California
    Opcal Insurance, Inc.                                          Hawaii
    Oxy Westwood Corporation                                       California
  Placid Oil Company                                               Delaware
    Occidental Netherlands, Inc.                                   Delaware

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(a)  One  percent owned  by D. S.  Ventures, Inc., a  wholly-owned subsidiary of
     Occidental Chemical Corporation.

(b) A 15 percent voting interest was owned by another company at December 31, 1995.

(c) A 25 percent voting interest was owned by another company at December 31, 1995.
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